Exhibit 3.6

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

TECHNOLOGY RESEARCH COPORATION

The undersigned, as the President and Secretary of TECHNOLOGY RESEARCH CORPORATION, do hereby certify that the Amendment provided for herein was adopted by the stockholders and the Board of Directors on 22 day of October, 1987.

1. Name of Corporation:   TECHNOLOGY RESEARCH CORPORATION

2. Amendment Adopted:  Article IV of the Articles of Incorporation is hereby amended to read as follows:

“ARTICLE IV

Capital Stock

The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

Number of Shares
Shares Authorized                                 Par Value Per share              Class of Stock

20,000,000                                                               $.17                                Common

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment on the 21 day of December, 1987.

/S/ Raymond H. Legatti
RAYMOND H. LEGATTI
President

/s/ Theodore M. Sway
THEODORE M. SWAY
Secretary